IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                                       ss.
                                       ss.
I.C.H. CORPORATION,                          ss.        CASE NO. 395-36351
a Delaware corporation, f/k/a                ss.            (Chapter 11)
Southwestern Life Corporation, f/k/a         ss.
I.C.H. Corporation,                          ss.
Fed. Tax No. 43-6069928,                     ss.
                                       ss.
SWL HOLDING CORPORATION,                     ss.        CASE No. 395-36352
a Delaware corporation, f/k/a                ss.            (Chapter 11)
Life Interests Corporation,                  ss.
Fed. Tax No. 51-0343581,                     ss.
                                       ss.
CARE FINANCIAL CORPORATION,                  ss.        CASE NO. 395-36354
a Delaware corporation, f/k/a                ss.            (Chapter 11)
Health Interests Corporation,                ss.
Fed. Tax No. 51-0343580, and                 ss.
                                             ss.        JOINTLY ADMINISTERED
         DEBTORS.                            ss.     CASE NO. 395-36351-RCM-11
                                       ss.

                    ORDER CONFIRMING FIRST AMENDED JOINT PLAN
                       OF REORGANIZATION UNDER CHAPTER 11

     On January 31, 1997, the Court conducted the hearing on confirmation (the "Confirmation Hearing") of the First Amended Joint Plan of Reorganization under Chapter 11 dated November 15, 1996, as modified by the First Nonmaterial Modification of First Amended Joint Plan of Reorganization Under Chapter 11 filed on January 20, 1997, and as further modified by that certain letter agreement filed with and accepted by the Court at the Confirmation Hearing as the Second Nonmaterial Modification of the First Amended Joint Plan of Reorganization Under Chapter 11 (as so modified, the "Joint Plan") filed by I.C.H. Corporation ("ICH"), SWL Holding Corporation ("SWL"), and Care Financial Corporation ("Care" and, together with ICH and SWL, the "Debtors"), the Official

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 1

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Committee of Unsecured  Creditors (the "Creditors  Committee") and, the Official
Committee of Equity Security Holders (the "Equity Committee" and, together with the Debtors and the Creditors Committees, the "Plan Proponents"). At the conclusion of the Confirmation Hearing, having reviewed and considered the Joint Plan, the testimony proffered and adduced and the exhibits submitted into evidence, the arguments of counsel presented at the Confirmation Hearing, and all of the objections to confirmation of the Joint Plan, and the Court being familiar with the Joint Plan and other relevant factors affecting the Debtors' Chapter 11 cases (the "Chapter 11 Cases"), and having taken judicial notice of the entire record of the Chapter 11 Cases since the Petition Date, the Court made certain Findings of Fact and Conclusions of Law (the "Findings and Conclusions") which are separately entered herewith. On the basis of the Findings and Conclusions, which are incorporated herein by reference, and good cause having been shown, it is:

     ORDERED, ADJUDGED AND DECREED that:

     1. This Order1 shall be effective according to its terms upon its entry. Notwithstanding the foregoing, the Effective Date shall occur on the later of
(i) the eleventh (11) day following the date on which this Order has been entered on the docket maintained by the Clerk of the Bankruptcy Court, (ii) if this Order is stayed pending appeal, the day after such stay is dissolved by final order, or (iii) the first date upon which this Order is subject to execution or enforcement under Bankruptcy Rule 7062.

--------
          1 All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Joint Plan or, if not defined in the Joint Plan, as defined in Title 11 of the United States Code (the "Bankruptcy Code").

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 2

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     2. The Joint Plan complies with all applicable provisions of the Bankruptcy
Code and all applicable Bankruptcy Rules relating to confirmation and, thus, the Joint Plan is hereby confirmed.

     3. The record of the Confirmation Hearing is closed.

     4. All motions to challenge, designate or in any way disqualify any votes cast to accept or reject the Joint Plan, are hereby denied. The Shaw Group's oral motion to change its rejecting votes with respect to the Joint Plan is hereby granted, and such rejecting votes are hereby amended to be acceptances of the Joint Plan.

     5. All objections to confirmation of the Joint Plan, whether formally filed in writing or not, including but not limited to: (i) the Objection of the Shaw Group to Confirmation of the Joint Plan of Reorganization under Chapter 11 dated November 15, 1996, and/or reservation of rights included therein; (ii) Supplemental Objection of the Shaw Group; (iii) the Objection of the Shaw Group to First Nonmaterial Modification of Joint Plan of Reorganization; (iv) the Objection of Victor L. Sayyah to Confirmation of First Amended Joint Plan of Reorganization, and (v) the oral objections of the Plaintiffs in Adversary No. 395-3985, and any other objections to confirmation that have not been withdrawn prior to entry of this Order or are not cured by the relief granted herein, are overruled in their entirety, and all withdrawn objections are deemed withdrawn.

     6. Nothing in this Order shall be construed as modifying or contradicting settlements previously approved by Order of this Court, including but not limited to the Order Approving Agreement for Compromise and Settlement of Tax Claims and Certain Tax Related Liabilities of the Debtors entered on September 13, 1997, the Order Granting Motion for Approval of Compromise Between ICH Corporation and Tenneco, Inc. entered

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 3

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on January 17, 1997,  and the Order  Granting  Motion for Approval of Compromise
between ICH Corporation and Conseco, Inc. entered on January 31, 1997.

     7. In accordance with Article 7 of the Joint Plan and pursuant to Sections 105(a) and 1123(a)(5)(B) of the Bankruptcy Code, the transfer of the Trust Assets to the Trust is authorized and approved, and the Debtors are authorized, empowered and ordered to convey to the Trust all of their rights, titles, and interests in and to the Trust Assets in accordance with the terms and conditions of the Joint Plan and the Trust Agreement and Joint Plan-related documents filed with the Court. The Trust Assets include, without limitation, the Debtors' right, title, and interest in and to the obligation of Sayyah to ICH evidenced by the documents referred to, attached to, or related to the Proof of Claim filed by Sayyah on February 7, 1996 (the "Sayyah Obligation"), and that certain partnership interest owned by the Estate of ICH which is the subject of Adversary No. 397-3038 in this Court (the "Conseco Partnership Interest").

     8. In accordance with Article 7 of the Joint Plan and pursuant to Section 1141(c) of the Bankruptcy Code, the Trust Assets [including the Capital and Surplus Retention Assets that may subsequently be transferred to the Trust pursuant to Article 7.5(c)] shall be conveyed to the Trust (1) free and clear of all liens, claims, interests, encumbrances, and charges of the Claimants and holders of Interests of the Debtors to the full extent permitted by the Bankruptcy Code, including: (A) those of the kind specified in Sections 502(g),
(h), and (i) of the Bankruptcy Code, and (B) preferential rights or rights of first refusal of any kind or nature whatsoever, whether direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, of, by, or against the Trust Assets; and (2) with respect to contracts or leases assigned or transferred, notwithstanding a provision in any contract or lease or any applicable law that prohibits, restricts or conditions the

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 4

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assignment  or transfer of that contract or lease,  including  all  preferential rights or rights of first refusal of any kind or nature whatsoever,  pursuant to
Section  365(f)  of  the  Bankruptcy  Code;   provided  that  such  prohibition,
restriction or condition of assignment or transfer shall be negated only with respect to transfers and assignments effected pursuant to the Joint Plan, and
that  such  prohibitions,   restrictions  and  conditions  of  assignment  shall
otherwise remain in full force and effect and a part of the contract or lease so assigned or transferred. Notwithstanding the foregoing provisions of this paragraph, the transferability of the CFSB Interest is governed by Article 6.2 of the Joint Plan and Paragraph 26 below.

     9. The transfers of the Trust Assets to the Trust are and will be legal, valid and effective assignments and transfers of the Trust Assets pursuant to the Joint Plan.

     10. In accordance with Article 7 of the Joint Plan and pursuant to Sections 105(b) and 1123(a)(5)(A)(B) and (D) of the Bankruptcy Code, any retention of Retained Assets by Reorganized ICH and the transfer of Retained Assets to Reorganized ICH is authorized and approved, and the Debtors are authorized, empowered and ordered to transfer to Reorganized ICH all of their rights, titles, and interests in and to the Retained Assets in accordance with the terms and conditions of the Joint Plan.

     11. In accordance with and subject to Article 7 of the Joint Plan, and pursuant to Section 1141(a)(5)(A) of the Bankruptcy Code, on the Effective Date, the Retained Assets shall be transferred and vested in Reorganized ICH (1) free and clear of all liens, claims, interests, encumbrances, and charges of Claimants and holders of Interests of the Debtors in accordance with and to the full extent permitted by Section 1141(c) of the Bankruptcy Code, including: (A) those of the kind specified in Sections 502(g), (h), and (i) of the Bankruptcy Code; and (B) preferential rights or rights of first refusal of any kind or nature whatsoever, whether direct or indirect, absolute or contingent, matured or

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 5
unmatured, liquidated or unliquidated, of, by, or against the Retained Assets; and (2) with respect to contracts or leases assigned or transferred, notwithstanding a provision in any contract or lease or any applicable law that prohibits, restricts or conditions the assignment or transfer of that contract or lease, including all preferential rights or rights of first refusal of any kind or nature whatsoever, pursuant to Section 365(f) of the Bankruptcy Code; provided that such prohibition, restriction or condition of assignment or transfer shall be negated only with respect to transfers and assignments effected pursuant to the Joint Plan, and that such prohibitions, restrictions and conditions of assignment shall otherwise remain in full force and effect and a part of the contract or lease so assigned or transferred.

     12. The Debtors, the Trust and Reorganized ICH are authorized and empowered to take such actions and do all things and to incur all reasonable costs and expenses as may be necessary and required to implement and effectuate the Joint Plan, the transfer to the Trust of the Trust Assets and the transfer to and retention by Reorganized ICH of the Retained Assets, and this Order.

     13. Notwithstanding the foregoing, Ozark National Life Insurance Company shall retain its lien upon certain real property of Perry Park until its Secured Claim has been paid in full, which shall be on the Initial Distribution Date, whereupon Ozark shall execute and deliver to Reorganized ICH a complete release of its lien on such property.

     14. The provisions of the Article 7.5 of the Joint Plan relating to BML are authorized and approved, and the Debtors, the Trust and Reorganized ICH are authorized to take such action as may be necessary to perform their respective duties under the Joint Plan, including but not limited to:

          a. The Debtors are authorized to take any action and to execute such documents as may be necessary or appropriate to effectuate the assumption by

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 6

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     ICH of the rights and obligations of BML under the Modern/Western Agreement and the Philadelphia American Agreement (as such Agreements are defined in the Joint Plan); and

          b. ICH is authorized to take any action and to execute such documents as may be necessary or appropriate to effectuate the assignment to the Trust of all of ICH's rights and obligations under the Modern/Western Agreement and the Philadelphia American Agreement (as such Agreements are defined in the Joint Plan); and the Trust is authorized to take any action and to execute such documents as may be necessary or appropriate to effectuate the assumption by the Trust of the obligations of ICH and/or BML under the Modern/Western Agreement and the Philadelphia American Agreement.

          c. The assumption by the Trust of non-reinsured liabilities of BML, as provided for by the Joint Plan, is approved and the Trust is authorized to take any action and to execute such documents that may be necessary or appropriate to effectuate the assumption by the Trust of the non-reinsured liabilities of BML. Reorganized ICH shall not be responsible or liable for any liabilities of the Debtors including, without limitation, the non-reinsured liabilities, as provided for by the Joint Plan.

     15. Subject to the provisions of the Joint Plan, after the Effective Date, Reorganized ICH may operate its business and buy, sell, use, acquire, and dispose of its property, free of any restrictions imposed by the Bankruptcy Code or any requirement of obtaining further approvals of the Court.

     16. The Plan Proponents, the Trust, the Trustees, Reorganized ICH, the Shaw Group, and any other Entity having duties or responsibilities under the Joint Plan or this

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 7

Order, and their respective directors, officers, general partners, agents, representatives, and attorneys, are authorized, empowered and ordered to carry out all of the provisions of the Joint Plan, to issue, execute, deliver, file, and record, as appropriate, any instrument, or perform any act necessary to implement, effectuate, or consummate the Joint Plan or this Order, and to issue, execute, deliver, file, and record, as appropriate, such other contracts, instruments, releases, indentures, mortgages, deeds, bills of sale, assignments, leases, or other agreements or documents, and to perform such other acts and execute and deliver such other documents as are required by, consistent with and necessary or appropriate to implement, effectuate, or consummate the Joint Plan and this Order and the transactions contemplated thereby and hereby, all without the requirement of further application to, or Order of, the Court or further action by their respective directors, stockholders or beneficiaries, and with like effect as if such actions had been taken by unanimous action of the respective directors, stockholders or beneficiaries of such entities. The Co-CEOs, any other officer of the Debtors; the Secretary, assistant secretary, and any other officer of Reorganized ICH; and the Managing Trustee of the Trust (as defined in the Trust Agreement) are authorized to certify or attest to any of the foregoing actions taken by the Debtors, Reorganized ICH and/or the Trust, respectively. The Managing Trustee is hereby irrevocably appointed as the Debtors' attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of each Debtor and in the name of each Debtor or otherwise, from time to time after the Effective Date, in the Managing Trustee's discretion to take any action and to execute any instrument that the Managing Trustee may deem to be necessary or advisable to convey, transfer, vest, perfect, and confirm title of the Trust Assets in the Trust as to, and/or to put the Trust in possession of, any and all Trust Assets, including, without limitation, to issue,

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 8
execute, deliver, file, and record such contracts, instruments, releases, indentures, mortgages, deeds, bills of sale, assignments, leases, or other agreements or documents, and to file any claims, to take any action, and to institute any proceedings that the Managing Trustee may deem necessary or desirable in furtherance thereof.

     17. The Debtors, the Trust and Reorganized ICH are further authorized, empowered and ordered to cause to be filed with the Secretary of State or other applicable officials of any applicable governmental units any and all certificates, agreements, or plans of merger, dissolution, liquidation, or amendment necessary or appropriate to effectuate the transactions contemplated by the Joint Plan and this Order, and amended and restated certificates or articles of incorporation and by-laws or certifications or articles of amendment and all such other actions, filings, or recordings as may be required under appropriate provisions of the applicable laws of all applicable Governmental Units. The execution of any such document or the taking of any such action shall be, and hereby is, deemed conclusive evidence of the authority of such Entity to so act. This Order shall constitute all approvals and consents, if any, required by the General Corporation Law of the State of Delaware and all other applicable business corporation, trust, and other laws of the applicable governmental units with respect to the implementation and consummation of the Joint Plan.

     18. The Plan Proponents, Reorganized ICH, and the Trust shall have the right, to the full extent permitted by Section 1142 of the Bankruptcy Code, to apply to this Court for an order, notwithstanding any otherwise applicable nonbankruptcy law, directing any appropriate entity to execute and deliver any instrument or perform any act necessary to implement the Joint Plan, as required thereunder or under the provisions of this Order.

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        Page 9

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     19.  Pursuant  to  Sections  1141(a) and (d) of the  Bankruptcy  Code,  the
provisions of the Joint Plan shall (i) bind all Claimants and Interests Holders, whether or not they voted to accept the Joint Plan, and (ii) discharge the Debtors, jointly and severally, from all claims that arose before the Petition Date, and from any liability, including, without limitation, any liability of a kind specified in Sections 502(h) or 502(i) of the Bankruptcy Code, that arose, or has been asserted against, the Debtors, jointly or severally, at any time
before  the  entry  of  the   Confirmation   Order  or  that   arises  from  any
pre-Confirmation conduct of the Debtors, jointly or severally, whether or not the Claim is known or knowable. In addition, the distributions provided for under this Joint Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against and Interests in the Debtors or any of their assets or properties, including any Claim or Interest accruing after the Petition Date and prior to the Effective Date. Without limiting the generality of the foregoing, Confirmation discharges all Unsecured Claims, all Claims, if any, relating to ICH's 1986 retirement of its Class B preferred stock, and all Claims or Interests relating to the escheat of Securities or funds attributable to Securities of ICH. On and after the Effective Date, all holders of Claims or Interests shall be precluded from asserting any Claim or Interest against the Trust or Reorganized ICH or their assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as provided in the Joint Plan.

     20. Confirmation of the Joint Plan shall result in the issuance of a permanent injunction against the: (i) commencement or continuation of any judicial, administrative, or other action or proceeding against the Debtors, the Trust, or Reorganized ICH on account of Claims against or Interests in the Debtors, or on account of claims released pursuant to Articles 10.3 and 10.4 of the Joint Plan against the Released Entities or Released

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 10

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Officers; (ii) enforcement,  attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against the Debtors, the Trust or Reorganized ICH on account of or arising from pre-Confirmation conduct of the Debtors; or (iii) creation, perfection or enforcement of any encumbrance of any kind against the Debtors, the Trust, or Reorganized ICH, or their respective assets, arising from a Claim against or Interest in the Debtors.

     21. The compromise, settlement or release by the Debtors of claims, if any, against the Released Entities, the Released Officers or the Shaw Group does not operate as a release of the claims, if any, held individually and non-derivatively by third parties against such Entities or any other non-Debtor third party; and the rights of any non-Debtor third party to pursue his, her, or its individual, non-derivative claims, if any, against non-Debtor third parties shall not be precluded or impaired by this Order.

     22. As provided in Article 10.2(a) of the Joint Plan and subject to Paragraph 14 of this Order and Article 7.5 of the Joint Plan, Reorganized ICH is the successor and designated representative of the Debtors and their Estates appointed for the purpose of retention and enforcement of the Retained Causes of Action. As provided in Article 10.2(a) of the Joint Plan, the Trust is the appointed successor and designated representative of the Debtors and their Estates appointed for the purpose of retention and enforcement of claims specifically relating to or arising from Trust Assets, including but not limited to all claims related to collection of the Sayyah Obligation and the Conseco Partnership Interest, but specifically excluding all claims related to any asset which has been fully and finally converted into cash which has been transferred to the Trust as the Effective Date.

     23. Notwithstanding the foregoing, but only to the extent set forth in the Joint Plan, the Trust shall be entitled to assert as an offset, objection, or defense with respect

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 11

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to any Claim filed or  asserted  against  the  Estates,  or against the Trust as successor to the Estates, any Retained Cause of Action retained by Reorganized ICH under this Joint Plan, provided however, that the obligations of Reorganized ICH set forth in Article 10.2(b) of the Joint Plan shall not apply to any such Retained Cause of Action so asserted by the Trust. This provision shall be deemed to be an assignment of such Retained Cause of Action to the Trust solely for the limited purpose, and only to the extent necessary, to permit the Trust to fully assert such offset, objection or defense. As provided in the Joint Plan, any recovery obtained through such assertion of a Retained Cause of Action by the Trust in excess of the amount of the claim asserted against the Estates or the Trust, as the case may be, shall be the property of Reorganized ICH.

     24. Consistent with the Joint Plan, Reorganized ICH or the Trust, as applicable, shall be the only parties authorized to pursue the Retained Causes of Action and any other claims or causes of action of the Debtors, and shall have the sole right to waive or assert any attorney-client or other privilege of the Debtors; and no other party shall have the right or obligation to pursue any such actions or to waive, raise, or assert any claim or privilege related thereto. Notwithstanding any applicable statutes of limitation, Reorganized ICH and the Trust, as applicable, shall have the right to prosecute any claim or cause of action, including the Retained Causes of Action within the time periods provided for the prosecution of such actions by the Debtors, as set forth in
Section 546(a) of the Bankruptcy Code.

     25. The  "Judgment  Reduction  and Hold  Harmless"  provision  set forth at
Article 10.2(b) of the Joint Plan is authorized and approved.

     26. At the Confirmation Hearing, the Plan Proponents tendered to the Court a letter agreement among the Debtors, the Equity Committee, and the Shaw Group which

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 12

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constitutes   the  Second   Nonmaterial   Modification  of  the  Joint  Plan  of
Reorganization which was agreed and consented to by the Creditors Committee, and which provides as follows:

          (a) The provisions of Article 10.4 of the Joint Plan respecting the Released Officers shall remain in full force and effect with respect to W. Hubert Mathis, Steven R. Cartwright, Robert J. Bruce, and H. Don Rutherford, and the Shaw Group agrees to the releases of those officers as part of the Confirmation of the Joint Plan.

          (b) With respect to John T. Hull, Robert C. Greving, and Daniel B. Gail, the releases contemplated by Article 10.4 of the Joint Plan shall not be executed and delivered on the basis of this Order, but rather shall be the subject of a separate, prompt hearing for compromise of controversies under and in accordance with the procedures and standards of Bankruptcy Rule 9019 and law applicable in the Fifth Circuit.

          (c) The compromise hearing shall be held on an expedited basis on February 20, 1997, at 9:00 A.M. Pending such compromise hearing, each of Messrs. Hull, Greving and Gail shall make themselves available for up to four hours each of deposition examination to be conducted by the Shaw Group. Robert T. Shaw shall make himself available to the Plan Proponents for up to four hours of deposition examination in advance of the compromise hearing. The four (4) hours in each deposition shall be allocated to direct examination only. Cross-examination (if any) and objections or statements by counsel shall not reduce the four hours. If, for any reason, the Court, at such compromise hearing, does not approve the contemplated release of any of Messrs. Hull, Greving or Gail, the maximum financial risk or exposure

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 13
     any of them shall ever have (regardless of any greater liability established) for claims that otherwise (in accordance with Article 10.4 of the Plan) would have been released under the Plan, shall be $100,000.

          (d) Any and all additional proposed releases which the Equity Committee or the Reorganized Debtor proposes to deliver with respect to pre-petition acts shall be subject to determination by the Bankruptcy Court and the Rule 9019 procedures and standards in the event the Shaw Group objects to any such proposed releases.

          (e) The Shaw Group, including Robert T. Shaw individually, shall promptly reimburse each of Messrs. Hull, Greving and Gail up to $5,000 for legal expense actually incurred by each of them beginning this date and continuing through the compromise hearing in connection with the compromise hearing and their preparation therefor.

          (f) The Shaw Group shall deposit into escrow, 48 hours prior to the Effective Date, the documents and funds required under Article 6.2 of the Plan. The Plan Proponents shall similarly deposit the release of the Shaw Group into escrow 48 hours prior to the Effective Date. The release of the Shaw Group shall be executed by the Plan Proponents in the following form: a general release as that term is used and commonly understood at law in favor of the Shaw Group and thereby release all claims that the Debtors, the Equity Committee, the Creditors Committee, or any of them or their affiliates ever had, now have, or may claim to have or hereafter have, or which the Debtors, the Equity Committee, the Creditors Committee or any of them or their affiliates could have asserted or could assert on their own behalf, or derivatively on behalf of the Debtors prior to or related to this bankruptcy, including without limitation all claims, counterclaims, demands, controversies, costs, contracts, debts, sums of money, accounts, reckonings,

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 14
     bonds, bills, damages, obligations, liabilities, objections, actions and causes of action, expenses, attorneys' fees of any character, nature, type or description, whether in law or in equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, including claims for negligence, gross negligence, fraud, intentional, misconduct or otherwise. The releases to be executed shall bind the Debtors, the Equity Committee, the Creditors Committee, and each of them, and each of their affiliates, and their respective successors, assigns, or representatives, including, but not limited to, the revested/reorganized Debtors, and each of them, and any representative of any bankruptcy or other estate for such Debtors or such revested/reorganized Debtors. This release shall not apply to the Shaw Group's obligations under the Joint Plan or for acts occurring after the Effective Date of the Joint Plan.

          (g) Releases given to the Trust, the Trustee, the Creditors Committee, the Equity Committee, and their respective present and former officers, directors, members, employees, agents and attorneys pursuant to Article
     10.3 of the Joint Plan (exclusive of the Shaw Group) shall be time limited to the post-petition activities of such Released Entities related to the Case.

          (h) All objections to confirmation of the Joint Plan, or other pleadings in any manner opposed to, or seeking the continuance of, the Court's consideration of Confirmation are withdrawn by the Shaw Group with prejudice, and the Shaw Group fully supports the entry by the Court of this Order and shall abide by and timely comply with the terms and provisions of the Joint Plan, including Article 6.2 of the Joint Plan.

     27. Except as modified by Paragraph 26 above, the Joint Plan resolves all disputes between the Debtors and the Released Entities, as provided in Article
10.3 of the Joint Plan, with respect to all claims that the Debtors ever had, now have, or may claim to

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 15
have or hereafter have, or which the Debtors could have asserted or could assert, jointly or severally, including without limitation claims held in their corporate capacity and claims that third parties may assert derivatively on behalf of the Debtors absent bankruptcy. Confirmation of the Joint Plan releases each Released Entity from all such claims, counterclaims, demands, controversies, costs, contracts, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, actions and causes of action of any nature, type or description, arising prior to the Confirmation Date, whether in law or in equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, including claims for negligence, gross negligence, or otherwise. On the Effective Date, the Debtors shall be authorized to execute general releases in favor of the Released Entities consistent with the Joint Plan.

     28. Except as modified by Paragraph 26 above, on the Effective date, the Debtors shall execute releases of the Released Officers consistent with the Joint Plan.

     29. Any claim or cause of action may be settled by Reorganized ICH or the Trust, as applicable, pursuant to Article 11.10 of the Joint Plan without the necessity of Court approval under Bankruptcy Rule 9019 or otherwise. To the extent the Trust is entitled to assert a Retained Cause of Action pursuant to the Joint Plan, the Trust may compromise, settle or release any such Retained Cause of Action with the consent of Reorganized ICH. Nothing herein shall prohibit Reorganized ICH or the Trust from seeking Bankruptcy Court approval of the compromise, settlement or release of any claim.

     30. As of the Effective Date, in accordance with Section 1141(d)(1) of the Bankruptcy Code: (i) all the outstanding shares of common stock, $1.00 par value per share of ICH (the "Common Stock"), all outstanding shares of $1.75 Convertible Exchangeable Preferred Stock, Series 1986-A, $25.00 stated value, issued by ICH (the

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 16

"Preferred Stock"), and all rights of the Interest holders therein, (ii) all outstanding 11 1/4% Senior Subordinated Notes due 1996 and outstanding 11 1/4% Senior Subordinated Notes due 2003 issued by ICH (the "Notes" and, together with the Common Stock and the Preferred Stock, the "Securities") and, (iii) the indentures, debentures or statements of resolution and other agreements heretofore binding upon the Debtors or their assets with respect to the Securities shall be deemed to be terminated, cancelled, extinguished, void, and of no further force or effect in accordance with the Joint Plan without any action by the holders of such Securities, and no consideration shall be paid or delivered with respect thereto except as otherwise provided in the Joint Plan. Notwithstanding the foregoing, the distribution provisions of the Indentures shall be followed by the Trust in order to facilitate distribution to record holders of the Notes to the extent not inconsistent with the provisions of the Joint Plan, the Trust Agreement, and this Order.

     31. Subject to Paragraph 33 below, the Effective Date shall be the date for determining the Entities holding Securities who are entitled to receive distributions pursuant to the Joint Plan. As of the close of business on the Effective Date, the transfer ledgers in respect of the Securities shall be closed, and no transfer of the Securities occurring after the Effective Date shall be recognized. Reorganized ICH, the Trust, the Transfer Agent, the Distribution Agent, the Indenture Trustee and their respective agents shall be entitled instead to recognize and deal for purposes herein with only those holders of record stated on the respective transfer ledgers for the Securities as of the close of business on the Effective Date.

     32. Subject to Paragraph 33 below, distributions and deliveries called for by the Joint Plan, other than distributions with respect to non-classified Claims, shall be proper if made (i) to the holders of Allowed Claims in ICH Classes 1, 2, 3, 4 and 5 (except as

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 17
provided in clause (ii) below), ICH Classes 6 and 7 (to the extent, if any, of Securities- Related Claims within those Classes), SWL Holding Classes 1 and 2, and Care Classes 1 and 2, at the addresses set forth on the proofs of claim Filed by such holders (or at the last known addresses or such holders if no proof of claim is Filed or if the Debtors have been notified of a change of address), (ii) to Record Holders of Notes as of the record date for any particular distribution, on account of their ICH Class 5 Claims, at the addresses contained in the records of the Indenture Trustee as of the Effective Date and (iii) to the Record Holders of Preferred Stock and Common Stock, as of the record date for any particular distribution, at the addresses contained in the records of the appropriate Transfer Agent as of the Effective Date. The record date for purposes of determining the Entities holding the Securities and other Claims that are entitled to receive initial distributions under the Joint Plan shall be the Effective Date.

     33. No distribution shall be mailed to any holder of an Allowed Claim or Allowed Interest if any mailing to such holder's last known address has been returned as undeliverable, unless and until the Debtors or the Distribution Agent (as such term is defined in the Joint Plan) are notified of such holder's then-current address, at which time all distributions then due shall be made to such holder without interest. All claims for undeliverable distributions shall be made on or before the later of (a) two years after the Effective Date or (b) 120 calendar days after an order of the Bankruptcy Court allowing such holder's Claim or Interest becomes a Final Order, after which period the Claim or Interest of any holder with respect to such undeliverable distribution shall be deemed abandoned, discharged, and forever barred as of the second anniversary of the Effective Date. Notwithstanding the above, if any beneficial interest in the Trust ("Trust Interest") is transferred after the initial issuance of certificates by the Trust representing Trust Interests,

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 18
distributions to be made with respect to any such Trust Interest shall be made to the record holder of such Trust Interest on the applicable record date determined in accordance with the Trust Agreement. Notwithstanding anything herein to the contrary, no Trust Interest shall be transferable prior to receipt of appropriate advice from the Securities and Exchange Commission (the "SEC") which satisfies the Trustees of the Trust as to the transferability of Trust Interests on terms that are reasonable and economical as determined by the Trustees.

     34. Any holder of an Allowed Claim or Allowed Interest arising on account of outstanding Securities who has not surrendered such holder's Securities as set forth in Article 9.1(d) of the Joint Plan within two (2) years after the Effective Date shall forfeit, to the extent permitted by law, such holder's right to receive any distribution under the Joint Plan with respect to such Allowed Claim or Allowed Interest, provided that this provision shall not apply to Securities-Related Claims.

     35. The Trust shall be governed by the terms, conditions, and rules substantially as set forth in the form of trust agreement filed with the Court on January 24, 1997 (the "Trust Agreement"), and the Trust Agreement, together with changes thereto as may be consistent with this Order and the Joint Plan, is approved. Susan A. Brown is approved as the Managing Trustee and John A. Tobin, Jeffrey Schultz, and Gregory Lathrop are approved as Supervising Trustees of the Trust. The Trust is authorized to enter into such employment agreement with Susan A. Brown as the Managing Trustees may approve, which agreement may be on substantially the same terms as her existing Employment Agreement.

     36.  The  Restated   Certificate  of  Incorporation   and  the  By-Laws  of
Reorganized ICH are approved. Reorganized ICH is authorized to appoint an initial Board of Directors

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 19
consisting of between four (4) and nine (9) members. The following persons are hereby approved as the initial board of directors to commence on the Effective
Date:

                           James R. Arabia
                           Michael D. Dunn
                           Kenneth T. Giddens
                           Carl D. Robinson

James R. Arabia is approved as President and Chief Executive Officer of Reorganized ICH upon the terms and conditions provided for in the Joint Plan and set forth in the Disclosure Statement.

     37. All Securities held in treasury by ICH immediately before the Effective Date shall be cancelled and extinguished as of the Effective Date without any action on the part of ICH and no payment or distribution shall be made with respect thereto.

     38. The Distribution Agent is authorized to make distributions of Reorganized ICH Common Stock and cash as required in the Joint Plan to be distributed to holders of Allowed ICH Class 6 and 7 Interests. The Managing Trustee or such agent as the Managing Trustee may employ in her sole discretion shall be authorized to make all other distributions of cash as are required to be made under the Joint Plan; provided that distributions to be made to Record Holders of the Notes as of the Effective Date may be made by the Managing Trustee, such other agent as the Managing Trustee may employ in her sole discretion, the Distribution Agent, or the Indenture Trustee.

     39. No payment or distributions shall be required to be made with respect to all or any portion of a Contested Claim or Contested Interest unless and until such Claim or Interest becomes an Allowed Claim or Allowed Interest as determined by Final Order.

     40. Following the Effective Date, the Trust shall withhold from the property to be distributed under the Joint Plan, and shall reserve, an amount sufficient to be distributed

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 20
on account of Contested Claims as of the Initial Distribution Date (the Reserved Distribution Amount"). As to any Contested Claim, upon a request for estimation by the party in interest, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Reserved Distribution Amount. In the event that no party in interest elects to request such an estimation from the Bankruptcy Court with respect to a Contested Claim, the Debtors or, after the Effective Date, the Managing Trustee shall withhold as the Reserved Distribution Amount the amount which, in the discretion of the Managing Trustee, such Claimant would have received under the Joint Plan, if any, if the proof of claim Filed by or on behalf of the Claimant were Allowed. Reorganized ICH shall reserve sufficient authorized but unissued shares of Reorganized ICH Common Stock to allow for distributions to holders of Allowed Securities-Related Claims, if any, related to the Common Stock or Preferred Stock.

     41. Payments and distributions to each holder of a Contested Claim or Contested Interest, to the extent that it ultimately becomes an Allowed Claim or Allowed Interest, shall be made in accordance with the provisions of the Joint Plan governing the respective Class of Claims or Interests of which such Contested Claim or Contested Interest belongs. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order, any Reserved Distribution Amount that would have been distributed to the holder of such Claim or Interest had such Claim or Interest been an Allowed Claim or Allowed Interest on the Effective Date, to the extent of the Allowed Amount of such Claim or Interest, shall be distributed to the holder of such Claim or Interest.

     42. Any asset and property to be distributed by the Trust under the Joint Plan which remains unclaimed or otherwise not deliverable to the person entitled thereto on the

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 21
later of (a) two years after the Effective Date or (b) 120 calendar days after an Order allowing such person's Claim or Interest becomes a Final Order, shall become vested in, and shall be transferred and delivered to the Trust for distribution pursuant to the Joint Plan. In such event, such person's Claim or Interest shall no longer be deemed to be Allowed and such person shall be deemed to have no further Claim or Interest in respect of such distribution and shall not participate in any further distributions under the Joint Plan.

     43. Until such time as a contingent Claim or unliquidated Claim becomes fixed and Allowed, such Claim shall be treated as a Contested Claim for purposes relating to voting, allowance, and distributions under the Joint Plan. The Bankruptcy Court upon request by the Debtors or, after the Effective Date, by the Trust or Reorganized ICH, shall in a summary proceeding on each such contingent Claim or unliquidated Claim, by estimation determine the allowability of each such contingent or unliquidated Claim.

     44. Payment to be made by the Trust pursuant to the Joint Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

     45. The Trust is authorized to disregard, and shall not make distributions in respect of, Allowed Claims whose Pro Rata share of the proposed distribution would be less than $5.00. In such case, the Allowed Amount of such Claims for purposes of such distribution shall be reduced to zero.

     46. Reorganized ICH is authorized to make distributions of Reorganized ICH Common Stock in whole share amounts only, and no fractional shares of Reorganized ICH Common Stock shall be distributed pursuant to the Joint Plan. Fractional shares of Reorganized ICH Common Stock to which any Beneficial or Record Holder of Preferred Stock or Common Stock as of the Effective Date may be entitled shall be rounded to the

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 22
nearest whole share. Beneficial holders of fewer than 14 shares of Preferred Stock and Beneficial holders of fewer than 101 shares of Common Stock shall not be entitled to any distribution of Reorganized ICH Common Stock on account of their respective Interests, and in each such case, the Allowed Amount of such Interests for purposes of such distribution shall be reduced to zero.

     47. Notwithstanding the provisions of Article IV of the Joint Plan; (a) Allowed Claims, if any, of a particular class that are subordinated to other Allowed Claims of such class pursuant to Section 510 of the Bankruptcy Code shall be paid only after payment in full of all such non-subordinated Claims of such class; and (b) Allowed Class 6 Interests, if any, that are subordinated to other Allowed Class 6 Interests, pursuant to Section 510 of the Bankruptcy Code shall not be entitled to receive any distributions until after the distribution to holders of Allowed non-subordinated Class 6 Interests equals the full amount of their liquidation preference of $25.00 per share of Preferred Stock.

     48. For purposes of calculating the distribution of Reorganized ICH Common Stock to holders of Allowed Securities-Related Claims based on Common Stock, if any, pursuant to the provisions of Article IV of the Joint Plan, holders of Allowed Securities- Related Claims, if any, based on Common Stock shall be entitled to receive their Pro Rata portion of shares of Reorganized ICH Common Stock in an amount equal to: (i) the total amount of all Allowed Securities-Related Claims within ICH Class 7, divided by (ii) $254 million, multiplied by (iii) 1,309,524, multiplied by (iv) a fraction, the numerator of which is the Allowed Amount of such holder's Allowed Securities-Related Claim within ICH Class 7, and the denominator of which is the total amount of all Allowed Securities-Related Claims within ICH Class 7.

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 23

     49. Pursuant to Section 1142(b) of the Bankruptcy Code and as a condition precedent to a holder of an Allowed Claim or Interest in ICH Class 5, ICH Class 6 or ICH Class 7 receiving a distribution under the Joint Plan on account of Securities, such holder of the Securities must deliver to the Distribution Agent or to the Managing Trustee or her agent, as applicable, the Securities giving rise to such holder's Allowed Claim or Interests, or such evidence or other documents regarding ownership of such Securities as the Distribution Agent or the Managing Trustee may require, together with the Letter of Transmittal, properly completed and executed by such holder of the Securities, and any documents required by the Letter of Transmittal, on or before the second (2nd) anniversary of the Effective Date.

     50. Each professional person whose retention with respect to the Debtors' cases has been approved by the Bankruptcy Court and who holds, or asserts, an Administrative Claim under Section 330(b)(2)-(5) of the Bankruptcy Code (a "Fee Claim") shall be required to file with the Bankruptcy Court a final fee application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The failure to timely file the fee application as required under
Article 2.1(b) of the Joint Plan shall result in the Fee Claim being forever barred and discharged. A Fee Claim, with respect to which a fee application has been properly Filed pursuant to the Joint Plan, shall become an Administrative Claim only to the extent allowed by Final Order. Not later than five days prior to the Effective Date, each such professional person shall serve an estimate of such final Fee Claim on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The estimated amounts of such Fee Claims shall on the Effective

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 24

Date be reserved by the Trust for payment of such Fee Claims and shall not be treated as Available Cash under the Trust. All Fee Claims shall be paid promptly by the Trust after such amounts are allowed by Final Order of the Bankruptcy Court.

     51. All amounts due and owing to Susan A. Brown and Rodney D. Moore pursuant to their respective Employment Agreements entered into with ICH as of January 1, 1996, shall be paid in cash in full by the Trust on the Initial Distribution Date. Any additional amounts that become payable under such Employment Agreements shall be paid in cash in full by the Trust as and when due thereunder without further order or approval of the Bankruptcy Court.

     52. Any other person or Entity who claims to hold any other Administrative Claim shall be required to file with the Court an application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice. The failure to file timely the application as required under the Joint Plan shall result in the Claim being forever barred and discharged. An Administrative Claim with respect to which an application has been properly Filed pursuant to the Joint Plan, shall become an Allowed Administrative Claim to the extent such claim is allowed by Final Order.

     53. The Joint Plan provides for the continuation of retiree benefits, as the term is defined under Section 1114 of the Bankruptcy Code, as obligations of the Trust. The Trust is authorized to exercise the Debtors' rights under the applicable retiree benefit documents, including the modification of such benefits in accordance with such plan documents and the payment of sums to a third party for the provision of such benefits to retirees henceforth. In addition, the Debtors are authorized to take such action as may be necessary or appropriate to terminate all existing employee benefit plans, other than the retiree benefit plan, on or before the Effective Date.

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 25

     54. Any obligations of the Debtors, pursuant to the Order Regarding Indemnification of Officers and Directors of Debtors entered February 14, 1996, shall not be discharged or impaired by Confirmation or Consummation of the Joint Plan; accordingly, such indemnification obligations shall survive unaffected by the reorganization contemplated by the Joint Plan and shall be performed and honored by the Trust regardless of the Confirmation of the Joint Plan, provided however, that such obligations shall not be obligations of Reorganized ICH. The balance of the $500,000 fund provided for in such order (the "Indemnification Fund") shall be transferred to the Trust and utilized as provided in such Order. All other obligations of the Debtors with respect to indemnifications of officers and directors, or agents, representatives, successors or assigns thereof, shall be treated as executory contracts rejected under Article 8.1 of the Joint Plan, and all Claims arising from or related thereto shall be treated and classified as provided by Article 8.2 of the Joint Plan, subject to any and all defenses thereto and to subordination of such Claims under applicable provisions of the Bankruptcy Code. The withdrawal of the Proofs of Claim of C. Fred Rice shall not affect the survival of any claim by him for indemnity by ICH as treated under Article 10.7 of the Joint Plan.

     55. The Consolidated Tax Allocation Agreement (the "Tax Agreement") to which the Debtors are parties shall be rejected on the Effective Date, and any claims existing under such agreement between and among the Debtors and BML, ICH Funding Corporation, and REO Holding Corporation shall be deemed to be zero. Each of the Debtors are authorized to execute and deliver to Modern American Life Insurance Company ("Modern") and Western Pioneer Life Insurance Company ("Western") such instruments and documents as may be necessary or appropriate to release Modern and Western from any further liability with respect to taxes (including under or pursuant to the

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 26

Tax Agreement to which Debtors are, and Modern and Western formerly were, a party) as contemplated by, and in satisfaction of BML's and the Debtors' obligations under, Section 5.17 of the Modern/Western Agreement and Section 10 of the Closing Statement and Amendment to Purchase Agreement dated June 28, 1996, between BML and Reassure America Life Insurance Company. Each of the Debtors are authorized to execute and deliver to Philadelphia American Life Insurance Company ("Philadelphia American ") such instruments and documents as may be necessary or appropriate to release Philadelphia American from any further liability with respect to taxes (including under or pursuant to the Tax Agreement to which Debtors are, and Philadelphia American formerly was, a party) as contemplated by, and in satisfaction of BML's and the Debtors' obligations under, Section 5.18 of the Philadelphia American Agreement and Section 9 of the Closing Statement and Agreement dated June 28, 1996, between BML and New Era Enterprises, Inc.

     56. Any other executory contract or an unexpired lease not expressly assumed, as provided in Section 365(a) of the Bankruptcy Code on or before the Confirmation Date, is deemed rejected. Without limiting the foregoing, the Independent Contractor and Service Agreement dated February 11, 1994, between ICH Corporation and Robert T. Shaw and the Independent Contractor and Service Agreement dated February 11, 1994 between ICH Corporation and C. Fred Rice have been previously terminated, and all claims pursuant to such agreements will be withdrawn with prejudice and released pursuant to Section 6.2(b) of the Joint Plan. Any Claims made on account of executory contracts or unexpired leases that are deemed rejected pursuant to the Joint Plan must be filed with the Bankruptcy Court within 30 days after the Confirmation Date or such Claim shall be forever barred and discharged.

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 27

     57. The Joint Plan and its classification scheme contains certain compromises of various potential claims, rights and causes of action, including the Settlement with the Shaw Group, the release of the Released Entities, and the release of the Released Officers. All such compromises embodied in the Joint Plan and the classification scheme set forth in the Joint Plan are reasonable, have been consented to and accepted by virtue of the acceptance of the Joint Plan by the requisite members of each impaired Class of Claims and Interests, and are approved by the Court.

     58. On the Effective Date, the Shaw Group shall (i) pay $500,000 in cash to Reorganized ICH and (ii) withdraw the claims that the Shaw Group and the members thereof filed with prejudice to refiling such claims in the Case.

     59. Notwithstanding any provisions of the CFSB Interest to the contrary, the CFSB Interest shall not be subject to any transferability or ownership restrictions, save and except those conditions set forth in Article 6.2(c) of the Joint Plan. The Shaw Group and the Trust shall immediately perform all of their respective obligations set forth in Article 6.2(c) of the Joint Plan and Paragraph 26 of this Order regarding the CFSB Interest.

     60. Notwithstanding a contrary interpretation of the provisions of Article III and Article IV of the Joint Plan with respect to the ICH Class 2 and ICH Class 5 Claims, if any, of Sayyah, the following shall apply:

          (a) Objection. Any objection counterclaim or action for affirmative recovery related to Sayyah's Claims shall be brought, if at all, not later than thirty (30) days following the Effective Date. In the event no objection to Sayyah's proof of claim is filed within that time, then the ICH Class 2 Secured

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OF REORGANIZATION UNDER CHAPTER 11                                       Page 28

     Claim of Sayyah shall be deemed allowed and satisfied by setoff as of the Petition Date and the unsecured ICH Class 5 Claim of Sayyah for the deficiency shall be deemed an Allowed Claim in ICH Class 5.

          (b) Treatment of ICH Class 2 Claim of Sayyah. Upon an objection, the Court will determine the amount and timing of the offset or recoupment to which Sayyah is entitled. The Debtor, the Creditors' Committee and, upon its formation, the Trust, agree that the date of any offset or recoupment applied shall be deemed to occur no later than the earlier of (i) February 15, 1997, or (ii) the Effective Date.

          (c) Treatment of ICH Class 5 Claim of Sayyah. The remainder of the Claim of Sayyah not treated as an ICH Class 2 Claim shall be treated as an Unsecured Claim in ICH Class 5 in the amount set forth in Sayyah's proof of claim and calculated as set forth above, or in the amount, if any, as may be determined by the Court upon timely objection.

          (d) Claims Reserve. The Trust shall reserve the amount of $3.3 million with respect to the ICH Class 5 Claim of Sayyah under the provisions of the Joint Plan. This amount shall not be determined as a limit to the amount, if any, of an allowed ICH Class 5 claim of Sayyah.

     61. On the Initial Distribution Date, the Creditors Committee and the Equity Committee shall cease to exist and have no further status as parties in interest except for

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 29
purposes of prosecuting any applications for Fee Claims, participating in any appeal of the Confirmation Order, and participating in the proceedings on the Bankruptcy Rule 9019 motion referred to in Paragraph 26 above, in which events such committees shall cease to exist immediately after the resolution of such matters. Following the termination of the Committees, any professional that was employed by the Creditors Committee may be employed by the Trust and any professional that was employed by the Equity Committee may be employed by Reorganized ICH. The Trust may adopt and succeed to any unresolved pleading filed by the Creditors Committee during the Chapter 11 Case; Reorganized ICH may adopt and succeed to any unresolved pleading filed by the Equity Committee during the Chapter 11 Case; and the Trust or Reorganized ICH may adopt and succeed to any unresolved pleading filed by the Debtors during the Chapter 11 Case.

     62. The Trust Interests, Trust Certificates, and Reorganized ICH Common Stock (collectively, the "Plan Securities") offered, sold and/or issued pursuant to the Joint Plan are deemed to have been offered, sold and/or issued pursuant to Section 1145 of the Bankruptcy Code. Pursuant to Section 1145 of the
Bankruptcy Code, the exemption of the offer and sale of securities from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any state or local law requiring registration for the offer or sale of a security, applies with respect to: the Plan Securities distributed pursuant to the Joint Plan and any other interests that may be deemed to be securities offered, sold, issued, or distributed pursuant to the Joint Plan and to the transactions contemplated thereunder. Without limiting the generality of the foregoing: (i) the offer, sale and issuance of the Trust Interests or Trust Certificates (to the extent such interests and/or certificates constitute securities under the Securities Act), and the distribution by the Trust of the Trust Interests or Trust Certificates (to the extent such interests and/or certificates constitute

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 30
securities under the Securities Act), to Claimants pursuant to the Joint Plan are exempt from the requirements of Section 5 of the Securities Act and all securities laws of all applicable governmental units pursuant to Section 1145(a)(1) of the Bankruptcy Code; (ii) the offer, sale and issuance by Reorganized ICH of the Reorganized ICH Common Stock, and the distribution by Reorganized ICH and of Reorganized ICH Common Stock, pursuant to the Joint Plan are exempt from the requirements of Section 5 of the Securities Act and all securities laws of all applicable governmental units pursuant to Section
1145(a)(1) of the Bankruptcy Code; and (iii) all of the Plan Securities distributed pursuant to the Joint Plan and any other securities that may be deemed to be distributed pursuant to the Joint Plan shall be subject to the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(11) of the Securities Act, and to compliance with rules and regulations of the Securities and Exchange Commission (the "SEC"), if any, applicable at the time of any future transfer of such securities.

     63. As established in Paragraph 33 above, the record date for purposes of determining the Entities holding the Securities and other Claims that are entitled to receive initial distributions under the Joint Plan shall be the Effective Date. Pursuant to Bankruptcy Rules 1007(i) and 3020(d), and Section 1142(b) of the Bankruptcy Code, (i) Bank of Louisville and Trust Company, the indenture trustee for the Notes and the transfer agent for the Common Stock, or KeyCorp Shareholders Services, Inc. (collectively the "Transfer Agents"), are hereby directed to disclose to the Debtors, the Trust, Reorganized ICH, and the Trust Depository Institutions (the "Depositories") and such other transfer agents, street name holders and all other bank, broker and agent nominees listed as record holders of the Securities ("Other Record Holders") for which they act as trustee or transfer agent and to the extent available, within ten (10) calendar days after the Effective Date, the name,

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 31
address, and taxpayer identification or social security number of each such beneficial owner, and the amount and type of the Securities, identified by CUSIP (if available) or other identification number, owned by each such beneficial owner on whose behalf they hold record title to the Securities, using the Effective Date as the record date; (ii) the Depositories are hereby directed to disclose to the Debtors, the Trust and Reorganized ICH the lists of such transfer agents, street name holders and all other bank, broker and agent nominees in whose name the Securities are registered with the Depositories ("Depository Record Holders") and, to the extent available, within twenty (20) calendar days after the Effective Date, the name, address, and taxpayer identification or social security number of each such beneficial owner; and the amount and type of the Securities, identified by CUSIP (if available) or other identification number, owned by each such beneficial owner on whose behalf they hold record title to Securities, using the Effective Date as the record date;
(iii) the Other Record Holders, the Depository Record Holders and all other transfer agents, street name holders and other bank, broker or agent nominee record holders of the Securities that hold record title on behalf of beneficial owners of the Securities are hereby directed to provide to the Debtors, the Trust and Reorganized ICH, within thirty (30) calendar days after the Effective Date, the name, address, and taxpayer identification or social security number of each such beneficial owner; and the amount and type of the Securities, identified by CUSIP (if available) or other identification number, owned by each such beneficial owner on whose behalf they hold record title to Securities, using the Effective Date as the record date. The directions contained above shall apply and be effective notwithstanding the provisions of Rule 14b-1 and Rule 14b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 32

     64. The issuance, transfer or exchange of the Plan Securities to be issued under the Joint Plan, and the recognition, continuation, or creation of liens on assets or property of the Debtors, Reorganized ICH or the Trust, or the transfer of any asset or property, pursuant to the Joint Plan, or the making, delivery or recordation of any instrument of transfer under the Joint Plan, shall not be taxed under any law imposing a stamp tax, transfer tax or other similar tax or fee. All filing and recordation officers or authorities responsible for the assessment or collection of any such tax or fee may rely on the terms of this Order for all such purposes.

     65. In the event the Chapter 11 Cases (or any of them) shall be inadvertently deemed closed or fully administered before the substantial consummation of the Joint Plan, then such Chapter 11 Case(s) may be reopened pursuant to Section 350(b) of the Bankruptcy Code and Rule 5010 of the Bankruptcy Rules for cause.

     66. The Debtors shall promptly serve notice of the entry of this Order, together with notice of the last day for filing administrative expense claims, claims arising from the rejection of executory contracts, and applications for allowances of compensation and/or reimbursement of expenses, pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c) and the terms of the Joint Plan. Such notice shall be given by U.S. Mail and by publication in The Dallas Morning News and The Wall Street Journal (national edition).

     67. The Debtors shall mail a copy of this Order to all parties on the Master Service List.

     68. This Order shall be, and hereby is, declared to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable Governmental Unit for filing and recording purposes without further or additional orders, certifications or other supporting documents. Further, the Court authorizes the Debtors to

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 33
file a memorandum of this Order in any appropriate filing or recording office as evidence of the matters herein contained.

     69. The Joint Plan has been proposed in good faith and not by any means forbidden by law. Section 1129(a)(3) of the Bankruptcy Code has been fully complied with. There was proper disclosure with respect to the Joint Plan, and there was proper solicitation of the Joint Plan. Sections 1125(d) and 1125(e) of the Bankruptcy Code have been fully complied with.

     70. The distribution of the Disclosure Statement and solicitation of acceptances of the Joint Plan from the Claimants and holders of Interests are exempt from federal proxy regulations pursuant to the express terms of Section 1125(e) of the Bankruptcy Code.

     71. The reversal or modification of this Order on appeal shall not affect the validity of the Joint Plan or any other agreement, document, instrument or action authorized or directed by this Order or under the Joint Plan as to the Debtors, the Trust, any Trustee, Reorganized ICH, or any other Entity acting in good faith, whether or not that Entity knows of the appeal, unless this Order is stayed pending appeal.

     72. All transactions consistent with the provisions of the Joint Plan effected by the Debtors during the period commencing on the Petition Date and ending on the Confirmation Date are ratified by the Court.

     73. Objections to Claims or Interests, if any, shall be filed and served within 90 days after the Effective Date. Responses to the objections must be filed within 30 days of service thereof.

     74. The Trust and Reorganized ICH shall obtain settings for hearings on all applications for the award of compensation or expenses and motions for administrative expenses, and, consistent with the notice requirements of Bankruptcy Rule 3007, to

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 34
determine objections to claims. Within 45 days after the foregoing hearings, the Trust shall file a post-confirmation report.

     75. The Trust and Reorganized ICH, after substantial consummation, as defined under 11 U.S.C. ss. 1101(2), shall file an application for final decree and obtain a setting on the application within 180 days of the Effective Date, and if the application for final decree is not filed within 180 days of the Effective Date, a status conference will be held.

     76. The Bankruptcy Court shall retain exclusive jurisdiction over these Chapter 11 Cases after Confirmation, notwithstanding consummation or substantial consummation, for the following purposes:

          (a) to consider and effect any  modification  of this Joint Plan under
     Section 1127 of the Bankruptcy Code;

          (b) to hear and determine all controversies, suits and disputes that arise in connection with the interpretation or enforcement of this Joint Plan and the Trust Agreement;

          (c) to hear and determine all requests for compensation and/or reimbursement of expenses for the period commencing on the Petition Date through the Confirmation Date;

          (d) to hear and determine all objections to Claims and Interests, and to determine the appropriate classification of any Claim or Interests, and other controversies, suits and disputes that may be pending at or initiated after the Confirmation Date, except as provided herein;

          (e) to hear and determine all claims that the Debtors, as debtors in possession qua trustee, or Reorganized ICH or the Trust, as applicable, as the

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 35
     successors and designated representatives of the Debtors and the Estates could assert under the Bankruptcy Code;

          (f) to consider and act on such other matters consistent with this Joint Plan as provided in this Order;

          (g) to make such orders as are necessary and appropriate to carry out and implement the provisions of the Joint Plan, including to effect the further assurances provided in Article 11.9;

          (h) to approve the reasonableness of any payments made or to be made, within the meaning of Section 1129(a)(4) of the Bankruptcy Code;

          (i) to exercise the jurisdiction granted pursuant to Section 505(a) and (b) of the Bankruptcy Code to determine any and all federal, state, Commonwealth, local and foreign tax liabilities of, and any and all refunds of such taxes paid by the Debtors;

          (j) to hear and determine any issues or matters in connection with any property not timely claimed as provided in the Joint Plan;

          (k)  to  hear  and   determine   issues   related   to  the  Trust  or
     administration of the Trust Assets; and

          (l) to hear and determine post-confirmation date motions to approve compromises and settlements pursuant to Bankruptcy Rule 9019.

     77. Notwithstanding the foregoing, Reorganized ICH and the Trust shall retain the right to commence or prosecute any of their respective claims in any court of competent jurisdiction.

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 36

     78. In the event and to the extent that any provision of this Order conflicts with any provision of the Joint Plan with respect to the Effective Date, the Sayyah Claim, or the Shaw Group settlement, the provisions of this Order shall control.

         SIGNED this ____ day of February, 1997.



                                                     --------------------------
                                ROBERT C. McGUIRE
                             CHIEF BANKRUPTCY JUDGE


Submitted by:

Daniel C. Stewart, SBT #19206500
Josiah M. Daniel, III, SBT #05358500
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas  75270-2199
Telephone:  (214) 745-5400
Telecopy:  (214) 745-5390
ATTORNEYS FOR THE DEBTORS


Michael A. Rosenthal, SBT #17284490
I. Richard Levy, SBT #12265020
GIBSON, DUNN & CRUTCHER
1717 Main Street, Suite 5400
Dallas, Texas 75201
Telephone: (214) 698-3100
Telecopy:   (214) 698-3400
ATTORNEYS FOR THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS


Peter D. Wolfson
John A. Bicks
PRYOR, CASHMAN, SHERMAN & FLYNN
410 Park Avenue
New York, NY 10022
Telephone (212) 421-4100
Telecopy:  (212) 326-0814
ATTORNEYS FOR THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS

ORDER CONFIRMING FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                       Page 37